Exhibit 10

                            HERSHEY FOODS CORPORATION

                           AMENDED AND RESTATED (2003)
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



         1. PURPOSE OF PLAN. The purpose of the Amended and Restated (2003) Supplemental Executive Retirement Plan, effective as of March 1, 2003, (hereinafter called the "Plan") is to obtain for Hershey Foods Corporation (hereinafter called the "Corporation") all of the benefits which flow from maintaining a strong management team by providing to executive and upper level management employees the means to continue their attained standard of living during retirement and by offering benefits that will assist in attracting executive and upper level management employees of outstanding ability. The Plan constitutes an amendment, restatement and continuation of the prior plan which was most recently restated as of August 19, 2002.

               To the extent provided by law, the benefits provided hereunder with respect to any Participant who retired or whose employment with the Corporation terminated prior to March 1, 2003, will, except as otherwise specifically provided for herein, be governed in all respects by the terms of the plan document then in effect on the date of the Participant's retirement or other termination of employment.

         2. DEFINITIONS. The following words and phrases as used in the Plan shall have the following meanings, unless a different meaning is plainly required by the context:

               a. "Cause" means, as determined by the Committee in its reasonable discretion, the willful engaging by an employee of the Corporation in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation, including, without limitation, illegal conduct or gross misconduct that causes, or has the potential to cause, material financial or reputational injury to the Corporation.

               For purposes of this definition, no act or failure to act, on the part of an employee of the Corporation, shall be considered "willful" unless it is done, or omitted to be done, by the employee in bad faith and without reasonable belief that the employee's action or omission was in the best interest of the Corporation. Any act or failure to act, based upon prior approval given by the Board or upon the instruction or with the approval of the Chief Executive Officer or the employee's superior or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the employee in good faith and in the best interest of the Corporation.

               b. "Committee" means the Compensation and Executive
Organization Committee of the Board of Directors of the Corporation (the "Board") or other such person, persons or committees as the Board may prescribe from time to time.
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               Effective as of October 2, 2001, Committee shall also mean the
Employee Benefits Committee of the Corporation, to which the Board has delegated certain duties with respect to the administration of the Corporation's employee benefit plans, or any successor committee as designated by the Board.

               c. "Deferred Retirement Date" means the first day of the month following an employee's termination of employment with the Corporation provided such termination occurs after his Normal Retirement Date.

               d. "Disability" or "Disabled", for purposes of this Plan, shall have the same meaning as provided in Section 1.16 of the Retirement Plan, as such section may be amended from time to time.

               e. "Early Retirement Date" means the first day of any month following an employee's termination of employment with the Corporation which is coincident with or following his fifty-fifth (55th) birthday and prior to his Normal Retirement Date.

               f. "Final Average Compensation" means the sum of (1) the highest annual average of a Vested Participant's basic salary paid or accrued over any thirty-six (36) consecutive month period during his last ten (10) years of employment with the Corporation and (2) the highest annual average of his annual awards under the Annual Incentive Program (hereinafter called the "AIP") of the Corporation's Key Employee Incentive Plan ("KEIP") paid or accrued over any five (5) consecutive calendar years during his last ten (10) years of employment with the Corporation. If a Vested Participant dies, retires, or suffers a Disability or if a Participant suffers a Disability during a calendar year and only a partial AIP award is made for that year, for purposes of the Plan, his AIP award for such year will be considered to equal the award actually made divided by the fraction of such year that he was employed by the Corporation prior to his death, retirement or Disability. If a Vested Participant otherwise terminates employment with the Corporation during a calendar year, his AIP award for that year for purposes of the Plan will be considered to be zero (0), regardless of whether any AIP award is actually made for that year.

               g. "GATT Interest Rate" means, for purposes of this Plan, for any specific month, the "applicable interest rate" as specified by the Commissioner of the Internal Revenue Service in Section 417(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code") (as such applicable interest rate is modified from time to time in revenue rulings, notices or other guidance, published in the Internal Revenue Service Bulletin), decreased by the percentage applicable to such month as set forth on Schedule I attached hereto.

               h. "Lump Sum Interest Rate" means, as of any specific date, the sum of one-twelfth (1/12th) of each GATT Interest Rate for the twelve (12) consecutive months beginning with the thirteenth (13th) month preceding the month during which such date occurs.

               i. "Normal Retirement Date" means, for the purposes of this Plan, the first day of the month nearest an employee's sixty-fifth (65th) birthday, except that if his birthday is equally near the first of two (2) calendar months, the first day of the month prior to his sixty-fifth

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(65th) birthday shall be his Normal Retirement Date.

               j. "PBGC Interest Rate" means, for any specific month, the interest rate used by the Pension Benefit Guaranty Corporation for such month for purposes of valuing immediate annuities for terminating single employer plans with insufficient assets to pay guaranteed benefits.

               k. "Participant" means, as of any specific date, an employee of the Corporation who, as of such date, is a participant in the performance share unit portion of the KEIP or who, as of such date, is not then but had been a participant in the performance share unit portion of the KEIP for at least five (5) of his last ten (10) years of employment with the Corporation.

               l. "Retirement Plan" means the Corporation's Retirement Plan,
As Amended and Restated Effective as of January 1, 1997, as in effect from time to time and any successor plan thereto.

               m. "Vested Participant" means, as of any specific date, a Participant who, as of such date, satisfies each eligibility requirement set forth in the first sentence of Section 3 of the Plan or any prior version of the Plan.

               n. "Years of Service", for purposes of this Plan, shall have the same meaning as provided in Section 1.59 of the Retirement Plan, as such section may be amended from time to time.

         3. ELIGIBILITY. An employee of the Corporation will be eligible to receive a benefit pursuant to Section 4 of the Plan if, at the time of his termination of employment with the Corporation, such employee (i) is at least fifty-five (55) years of age, (ii) has ten (10) Years of Service, and (iii) has participated in the performance share unit portion of the KEIP for at least five
(5) of his last ten (10) years of employment with the Corporation. No employee of the Corporation, regardless of whether he satisfies all the eligibility requirements to be a Vested Participant, shall be entitled to receive any benefits under the Plan if his employment with the Corporation is terminated for Cause. Notwithstanding the above, an employee whose employment is terminated with the Corporation prior to his Normal Retirement Date for reason of Disability will be treated as provided for in Section 4.c.

         4.    RETIREMENT BENEFITS.

               a. Normal Retirement Benefit. An employee who qualifies as a Vested Participant on the date of his termination of employment with the Corporation, and who retires (or whose employment is otherwise terminated, other than for Cause) on or after his Normal Retirement Date shall be entitled under the Plan to receive a normal retirement benefit which shall be an annual benefit, payable in monthly installments, equal to:

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                 (1)  the product of three and  two-thirds  percent (3 2/3%) of his Final Average Compensation and his Years of Service not in excess of fifteen (15) Years of Service;

                 reduced by:

                 (2)  one hundred percent (100%) of the Vested
         Participant's retirement benefit under the Retirement Plan and any other tax-qualified defined benefit pension plan maintained by the Corporation or any affiliate thereof, payable as a life annuity commencing at his Normal Retirement Date or his Deferred Retirement Date if he retires after his Normal Retirement Date, regardless of whether such benefit payment is in that form or begins at that time; and

                 (3) one hundred percent (100%) of the primary social security benefit to which the Vested Participant would be entitled on his Normal Retirement Date or his Deferred Retirement Date if he retires after his Normal Retirement Date regardless of whether he receives any portion of such primary Social Security benefit on such date.

               Payment of such benefit shall commence on his Normal
Retirement Date if he retires (or otherwise has his employment terminated, other than for Cause) on such date and on his Deferred Retirement Date if he retires (or otherwise has his employment terminated, other than for Cause) after his Normal Retirement Date.

               b. Early Retirement Benefit. An employee who qualifies as a Vested Participant on the date of his termination of employment with the Corporation, and who retires (or whose employment is otherwise terminated, other than for Cause) on or after his Early Retirement Date and prior to his Normal Retirement Date shall be entitled under the Plan to receive an early retirement benefit which shall be an annual benefit payable in monthly installments, equal to:

                 (1)  the product of three and two-thirds percent (3
         2/3%) of his Final Average Compensation and his Years of Service not in excess of fifteen (15) Years of Service reduced by the sum of (2), (3) and (4), where (2), (3) and (4) equal:

                 (2) one hundred percent (100%) of his retirement benefit under the Retirement Plan and any other tax-qualified defined benefit pension plan maintained by the Corporation or any affiliate thereof, payable as a life annuity commencing at his Early Retirement Date or the first date thereafter on which such benefits would be payable if they are not payable on his Early Retirement Date regardless of whether such benefit payment is in that form or begins at that time;

                 (3)  one hundred percent (100%) of the primary Social
         Security benefit to which the Vested Participant would be entitled on his Early Retirement Date or the first date thereafter on which such benefits would be payable if they are not payable on his Early Retirement Date regardless of whether he receives any portion of such primary Social Security benefit on such date; and
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                 (4)  the product of (A) the difference between (1) and
         the sum of (2) and (3), (B) five-twelfths of a percent (5/12%), and (C) the number of complete calendar months by which the Vested Participant's date of termination of employment precedes his sixtieth
         (60th) birthday.

               Payment of such benefit shall commence on the first day of the month coincident with the Vested Participant's retirement or other termination of employment, other than for Cause.

               c. Disability Retirement Benefit. If an employee who is an active participant in the performance share unit portion of the KEIP suffers a Disability prior to his Normal Retirement Date and while employed by the Corporation, the period of his Disability will be recognized as Years of Service and as years of participation in the performance share unit portion of the KEIP under the Plan. If such Disability continues to his Normal Retirement Date, for purposes of the Plan, he will retire on that date and will be entitled to a normal retirement benefit calculated in accordance with Section 4.a. commencing on that date. In calculating the benefit under Section 4.a., the Participant's Final Average Compensation shall be equal to his annual base compensation immediately prior to his Disability plus the average of his AIP earned during the three (3) years immediately prior to the commencement of his Disability.

               d. Pre-Retirement Death Benefit. If a Participant dies before his employment by the Corporation terminates and qualifies as a Vested Participant on his date of death, his designated beneficiary(ies), or his estate if he has not designated any beneficiary or beneficiaries in accordance with procedures established by the Committee, shall receive within ten (10) days of the Vested Participant's death a death benefit equal to the lump sum present value of one hundred percent (100%) of the retirement benefit that would have been payable to the Vested Participant under Sections 4.a. or 4.b. (including the spousal survivor benefit payable pursuant to Section 4.e. with respect to any Vested Participant survived by a spouse) if he had retired on the date of his death. The lump sum present value of the retirement benefit shall be calculated using: (x) for each Vested Participant who was a Vested Participant on January 1, 1998, (i) the 83 GAM mortality tables; and (ii) an interest rate equal to the sum of one-twelfth (1/12th) of each PBGC Interest Rate for the twelve (12) months immediately preceding the date of the Vested Participant's death; and (y) for each Vested Participant who first became a Vested Participant after January 1, 1998, (i) the prevailing commissioner's standard mortality table (described in Section 807(d)(5)(A) of the Internal Revenue Code of 1986, as amended from time to time) used to determine reserves for group annuity contracts issued on the date of the Vested Participant's death (without regard to any other subparagraph for such Section 807(d)(5)) that is prescribed by the Commissioner of the Internal Revenue Service in revenue rulings, notices, or other guidance published in the Internal Revenue Bulletin; and (ii) an interest rate equal to the Lump Sum Interest Rate as of the date of the Vested Participant's death. Notwithstanding anything in this paragraph to the contrary, the lump sum cash value of the benefit described in this Section 4.d. with respect to each Vested Participant who (A) was a Vested Participant as of January 1, 1998 and (B) whose employment with the Corporation terminated due to his or her death on or after January 1,

2002, shall be equal to the greater of the value of the lump sum cash payment calculated pursuant to the rates and factors set forth in subsections (x) or (y) of this paragraph.

               e. Post-Retirement Death Benefit. If a Vested Participant who is receiving monthly retirement benefits under this Plan following his termination of employment by the Corporation dies, his surviving spouse, if he is survived by a spouse, shall be entitled to receive a death benefit which shall be a monthly payment for the spouse's life, beginning on the first day of the month following the Vested Participant's death, equal to:

                 (1) fifty percent (50%) of the monthly retirement benefit to which the Vested Participant was entitled under the Plan prior to his death;

                  reduced by:

                 (2) the monthly annuity value of any life insurance provided by the Corporation or any affiliate thereof for retired employees that is in excess of post-retirement group term life insurance regularly provided by the Corporation or any affiliate thereof.

         5. ADMINISTRATION OF THE PLAN. The Committee is charged with the administration of the Plan. It shall have full power and authority to construe and interpret the Plan. Its decisions shall be final, conclusive and binding on all parties. Subject to Section 10 of this Plan, the Committee shall also have the power, in its sole discretion, at any time (i) to waive, in whole or in part, application of any of the eligibility requirements of Section 3 or of the benefit reduction factors in Sections 4.a. and 4.b. and (ii) to determine the timing and form of payment of any benefit under the Plan, in the case of any individual Participant, Vested Participant or other employee of the Corporation who has participated in the performance share unit portion of the KEIP.

         6. OPTIONAL FORMS OF PAYMENT. In lieu of the monthly retirement benefit (including the spousal survivor benefit payable pursuant to Section 4.e. hereof) payable pursuant to Section 4.a. or 4.b. hereof to a Vested Participant (and his surviving spouse) who retires (or whose employment is terminated other than for Cause) after August 2, 1994 (such benefit payable to a Vested Participant and/or his surviving spouse is herein referred to for purposes of this Section 6 as the "Applicable Retirement Benefit"), such Vested Participant may elect to receive the following form of benefit payment:

               A lump sum cash payment, payable to the Vested Participant within ten (10) days after the Vested Participant's date of retirement (or the Vested Participant's date of termination of employment other than for Cause), equal to the actuarial present value of the Applicable Retirement Benefit, calculated using: (x) for each Vested Participant who was a Vested Participant on January 1, 1998, (i) the 83 GAM mortality tables; and (ii) an interest rate equal to one-twelfth (1/12th) of each PBGC Interest Rate for the twelve (12) months immediately preceding the date of the Vested Participant's retirement (or the Vested Participant's date of termination of employment other than for Cause), calculated in accordance with the Corporation's practices for determining retirement benefits; and (y) for each Vested Participant who first became a Vested Participant after January 1, 1998 (i) the prevailing commissioner's standard mortality table (described in Section 807(d)(5)(A) of the Internal Revenue Code of 1986, as amended from time to time) used to determine reserves for group annuity contracts issued on the date of the Vested Participant's retirement (or the Vested Participant's date of termination of employment other than for Cause) (without regard to any other subparagraph of such Section 807(d)(5)) that is prescribed by the Commissioner of the Internal Revenue Service in revenue rulings, notices, or other guidance published in the Internal Revenue Bulletin; and (ii) an interest rate equal to the Lump Sum Interest Rate as of the date of the Vested Participant's retirement. Notwithstanding anything in this paragraph to the contrary, the lump sum cash value of the Applicable Retirement Benefit for each Vested Participant who (A) was a Vested Participant as of January 1, 1998 and (B) whose employment with the Corporation terminated on or after January 1, 2002, shall be equal to the greater of the value of the lump sum cash payment calculated pursuant to the rates and factors set forth in subsections (x) or (y) of this paragraph.

               Any such election must be made by those Participants designated by the Committee from time to time at least two (2) years and by all other Participants at least one (1) year prior to the date that the Applicable Retirement Benefit payments would otherwise become payable.

         7.    PAYMENT UPON CHANGE IN CONTROL

               a. Any former employee or the surviving spouse of an employee or former employee who is receiving a benefit under Sections 4.a., 4.b., 4.d. or 4.e. hereof (or pursuant to the terms of any version of this Plan) at the time of a Change in Control (collectively or individually, "SERP Recipient") shall receive, in lieu of the future monthly retirement benefit (including the spousal survivor benefit in the case of a benefit under Section 4.a. or 4.b.) to which he is entitled (such future benefit payable to the SERP Recipient is herein referred to for purposes of this Section 7.a. as the "Future Retirement Benefit"), a lump sum cash payment, payable to the SERP Recipient, as applicable, within ten (10) days after a Change in Control (or such later date that is forty-five (45) days after the notice required by the following provisions of this Section 7.a. is provided to the applicable SERP Recipient), equal to the actuarial present value of his Future Retirement Benefit, calculated using: (x) for each SERP Recipient who was (or whose benefit is applicable to a Vested Participant who was) a Vested Participant on January 1, 1998, (i) the 83 GAM mortality tables; and (ii) an interest rate equal to the PBGC Interest Rate as of the date of the Change in Control; and (y) for each SERP Recipient who first became (or whose benefit is the result of a Vested Participant who first became) a Vested Participant after January 1, 1998, (i) the prevailing commissioner's standard mortality table (described in Section 807(d)(5)(A) of the Internal Revenue Code of 1986, as amended from time to time) used to determine reserves for group annuity contracts issued on the date of the Change in Control (without regard to any other subparagraph for such Section 807(d)(5)) that is prescribed by the Commissioner of the Internal Revenue Service in revenue rulings, notices, or other guidance published in the Internal Revenue Bulletin; and (ii) an interest rate equal to the Lump Sum Interest Rate as of the date of the Change in Control. Notwithstanding anything in this paragraph to the contrary, the lump sum cash value of the benefit described in this Section 7.a. for each SERP Recipient who was, or whose benefit is applicable to a Vested Participant who (A) was a Vested Participant as of January 1, 1998 and (B) whose employment with the Corporation terminated on or after January 1, 2002, shall be equal to the greater of the value of the lump sum cash payment calculated pursuant to the rates and factors set forth in subsections (x) or (y) of this paragraph.

               Notwithstanding the foregoing, the provisions of this Section 7.a. shall not apply with respect to a SERP Recipient unless such SERP Recipient consents to the application of this Section 7.a. within thirty (30) days after the date the SERP Recipient receives written notice of the terms of this Section 7.a., as provided for by the following sentences. The Corporation shall provide each SERP Recipient with a written notice of the terms of this Section 7.a. and the consent requirement contained herein not later than five (5) days after the earliest of (y) the date that the Corporation provides notice to its stockholders that a vote on a transaction which, if consummated, would constitute a Change in Control will be submitted to the Corporation's stockholders for approval, or (z) the occurrence of a Change in Control.

              b. For purposes of Sections 7 and 10, a "Change in Control" means:

                 (1) Individuals who, on June 8, 1999, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to June 8, 1999, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by specific vote or by approval of the proxy statement of the Corporation in which such person is named as nominee for director, without written objection to such nomination) shall be an Incumbent Director; PROVIDED, HOWEVER, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act) ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; and PROVIDED FURTHER, HOWEVER, that a director who has been approved by the Hershey Trust while it beneficially owns more than 50% of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Power") shall be deemed to be an Incumbent Director;

                  (2) The acquisition or holding by any Person of beneficial ownership (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) of shares of the Common Stock and/or the Class B Common Stock of the Corporation representing 25% or more of either (i) the total number of then outstanding shares of both Common Stock and Class B Common Stock of the Corporation (the "Outstanding Company Stock") or (ii) the Outstanding Company Voting Power; provided that, at the time of such acquisition or holding of beneficial ownership of any such shares, the Hershey Trust does not beneficially own more than 50% of the Outstanding Company Voting Power; and provided, further, that any such acquisition or holding of beneficial ownership of shares of either Common

         Stock or Class B Common Stock of the Corporation by any of the following entities shall not by itself constitute such a Change in Control hereunder: (i) the Hershey Trust; (ii) any trust established by the Corporation or by any Subsidiary for the benefit of the Corporation and/or its employees or those of a Subsidiary; (iii) any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary; (iv) the Corporation or any Subsidiary or (v) any underwriter temporarily holding securities pursuant to an offering of such securities;

                 (3)  The approval by the stockholders of the
         Corporation of any merger, reorganization, recapitalization, consolidation or other form of business combination (a "Business Combination") if, following consummation of such Business Combination, the Hershey Trust does not beneficially own more than 50% of the total voting power of all outstanding voting securities eligible to elect directors of (x) the surviving entity or entities (the "Surviving Corporation") or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities eligible to elect directors of the Surviving Corporation; or

                 (4)  The approval by the stockholders of the
         Corporation of (i) any sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation (the "Acquiring Corporation") if, following consummation of such sale or other disposition, the Hershey Trust beneficially owns more than 50% of the total voting power of all outstanding voting securities eligible to elect directors (x) of the Acquiring Corporation or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities eligible to elect directors of the Acquiring Corporation, or (ii) a liquidation or dissolution of the Corporation.

                  c. For purposes of Sections 7 and 10, a "Potential Change in Control" means:

                      (1) The Hershey Trust by action of any of the Board of Directors of Hershey Trust Company; the Board of Managers of Milton Hershey School; the Investment Committee of the Hershey Trust; and/or any of the officers of Hershey Trust Company or Milton Hershey School (acting with authority) undertakes consideration of any action the taking of which would lead to a Change in Control as defined herein, including, but not limited to consideration of (i) an offer made to the Hershey Trust to purchase any number of its shares in the Corporation such that if the Hershey Trust accepted such offer and sold such number of shares in the Corporation the Hershey Trust might no longer have more than 50% of the Outstanding Company Voting Power, (ii) an offering by the Hershey Trust of any number of its shares in the Corporation for sale such that if such sale were consummated the Hershey Trust might no longer have more than 50% of the Outstanding Company Voting Power or
         (iii) entering into any agreement or understanding with a person or entity that would lead to a Change in Control; or

                      (2) the Board approves a transaction described in subsection (2), (3) or (4) of the definition of a Change in Control contained in Section 7.b.

                  d. For purposes of this Section 7: (i) "Hershey Trust" means either or both of (a) the Hershey Trust Company, a Pennsylvania corporation, as Trustee for the Milton Hershey School, or any successor to the Hershey Trust Company as such trustee, and (b) the Milton Hershey School, a Pennsylvania not-for-profit corporation; (ii) "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; (iii) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d) thereof; and (iv) "Subsidiary" shall mean any corporation controlled by the Corporation, directly or indirectly.

         8.    PAYMENT OF BENEFITS.

               a. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Vested Participant, spouse of a Participant or Vested Participant, or any other person. No person other than the Corporation shall by virtue of the provisions of the Plan have any interest in such assets. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation. The right of any Vested Participant or any other person to the payment of benefits under the Plan shall not be assigned, transferred, pledged or encumbered; such payments and the right thereto are expressly declared to be non-assignable and nontransferable. No payments hereunder shall be subject to the claim of the creditors of any Vested Participant or of any other person entitled to payments hereunder. Any payments required to be made pursuant to the Plan to a person who is under a legal disability may be made by the Corporation to or for the benefit of such person in such of the following ways as the Committee shall determine:

               1.     directly to such person.
               2.     to the legal representative of such person.
               3. to a near relative of such person to be used for such person's benefit.
               4. directly in payment of expenses of support, maintenance or education of such person.

               The Corporation shall not be required to see to the application by any third party of any payments made pursuant to the Plan.

               b. The Committee may, in its discretion, suspend or terminate the benefits provided by the Plan to any Vested Participant, the spouse of such Vested Participant or any other person succeeding to the interests under the Plan of such Vested Participant, who first receives benefit payments under the Plan after March 1, 2003 if such Vested Participant (i) was not a Vested Participant under the Plan on March 1, 2003; and (ii) engaged in any conduct or misconduct while employed by the Corporation that the Committee reasonably determines constitutes Cause under the Plan. Such suspension or termination of benefits shall apply prospectively from and after the date of the Committee's determination that such conduct or misconduct constitutes Cause.

         9. EFFECTIVE DATE OF PLAN. This Amended and Restated (2003) Supplemental Executive Retirement Plan shall be effective March 1, 2003 and Vested Participants who become eligible to retire under the Plan on or after that date shall be entitled to the benefits provided hereunder.

         10. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board of Directors of the Corporation may, at any time, suspend or terminate the Plan. The Board, or its duly appointed delegee, if applicable, may also from time to time, amend the Plan in such respects as it may deem advisable in order that benefits provided hereunder may conform to any change in law or in other respects which the Board, or its delegee in accordance with the Board's delegation of authority thereto, deems to be in the best interest of the Corporation. No such suspension, termination or amendment of the Plan shall adversely affect any right of any person who is a Vested Participant at the time of such suspension, termination or amendment or his beneficiary(ies), estate or surviving spouse, as applicable, to receive benefits under the Plan in accordance with its provisions in effect immediately prior to such suspension, termination or amendment without the consent of such Vested Participant, beneficiary(ies), estate or surviving spouse. Any benefits payable under the terms of the Plan at the time of any suspension, termination or amendment of the Plan shall remain in effect according to their original terms, or such alternate terms as may be in the best interests of both parties and agreed to by the Vested Participant or his beneficiaries, estate or surviving spouse, as applicable. Notwithstanding the foregoing, (a) the Plan may not be terminated or amended in any manner that is adverse to the interests of a Participant or the surviving spouse of a Participant without the consent of the Participant or surviving spouse, as applicable, either: (i) after a Potential Change in Control occurs and for one (1) year following the cessation of the Potential Change in Control, or (ii) for a two (2) year period beginning on the date of a Change in Control (the "Coverage Period"); and (b) no termination of this Plan or amendment hereof in a manner adverse to the interests of any Participant, or such Participant's surviving spouse, (without the consent of the Participant or surviving spouse) shall be effective if such termination or amendment occurs (i) at the request of a third party who has taken steps reasonably calculated to effect a Change in Control, or (ii) in connection with or in anticipation of a Change in Control. After the Coverage Period, the Plan may not be amended or terminated in any manner that would adversely affect the entitlement of a Participant or his surviving spouse (without the consent of the Participant or surviving spouse) to benefits that have accrued hereunder. For purposes of the immediately preceding two sentences of this Section 10, whether an employee of the Corporation qualifies as a Participant shall be determined at the time (a) the Coverage Period commences and any time thereafter or (b) his employment is terminated or the Plan is amended (i) at the request of a third party who has taken steps reasonably calculated to effect a Change in Control, or (ii) in connection with or in anticipation of a Change in Control.

         IN WITNESS WHEREOF, Hershey Foods Corporation has caused this Hershey Foods Corporation Amended and Restated (2003) Supplemental Executive Retirement Plan to be executed as of the 12th day of February, 2003.


                                HERSHEY FOODS CORPORATION


                                By:            /s/ Marcella K. Arline
                                         --------------------------------------
                                         Marcella K. Arline
                                         Senior Vice President, Human Resources
                                         and Corporate Affairs

                                   SCHEDULE I
                                       to
                           AMENDED AND RESTATED (2003)
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



January 2001                       1.310%       January 2003              0.385%
February 2001                      1.272%       February 2003             0.347%
March 2001                         1.233%       March 2003                0.308%
April 2001                         1.195%       April 2003                0.270%
May 2001                           1.156%       May 2003                  0.231%
June 2001                          1.118%       June 2003                 0.193%
July 2001                          1.079%       July 2003                 0.154%
August 2001                        1.041%       August 2003               0.116%
September 2001                     1.002%       September 2003            0.077%
October 2001                       0.964%       October 2003              0.039%
November 2001                      0.925%       November 2003 and each
December 2001                      0.887%       succeeding month          0.000%

January 2002                       0.848%
February 2002                      0.809%
March 2002                         0.771%
April 2002                         0.732%
May 2002                           0.694%
June 2002                          0.655%
July 2002                          0.617%
August 2002                        0.578%
September 2002                     0.540%
October 2002                       0.501%
November 2002                      0.463%
December 2002                      0.424%